Exhibit 99.1
NOG Announces Second Quarter 2024 Results, Updates 2024 Guidance

SECOND QUARTER HIGHLIGHTS

•Record quarterly production of 123,342 Boe per day (57% oil), increases of 3% from the first quarter of 2024 and 36% from the second quarter of 2023
•GAAP net income of $138.6 million, Adjusted Net Income of $147.8 million and Adjusted EBITDA of $413.1 million. See “Non-GAAP Financial Measures” below
•Cash flow from operations of $340.5 million. Excluding changes in net working capital, cash flow from operations was $374.2 million, an increase of 33% from the second quarter of 2023
•Generated $133.7 million of Free Cash Flow. See “Non-GAAP Financial Measures” below
•Announced joint acquisition of Uinta Basin properties from XCL Resources with SM Energy Company for $510 million net to NOG
•Repurchased 895,076 shares of common stock at an average price of $38.96 per share

POST QUARTER HIGHLIGHTS

•Announced joint acquisition of Delaware Basin properties from Point Energy Partners with Vital Energy, Inc. for $220 million net to NOG
•Board of Directors approved new $150 million share repurchase authorization
•Management will recommend that the Board of Directors approve a 5% mid-year increase to NOG’s quarterly common stock dividend, to $0.42 per share, for the third quarter of 2024

MINNEAPOLIS (BUSINESS WIRE) - July 30, 2024 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or “Company”) today announced the Company’s second quarter results.

MANAGEMENT COMMENTS

“NOG’s results continue to underscore its role as the definitive national working interest franchise, diversified by region and commodity mix, with low leverage, strong free cash flow, and growing cash returns,” commented Nick O’Grady, NOG’s Chief Executive Officer. “Our cash flow and production are at record levels, and we have increased our shareholder returns. At the same time, we continue to find both organic and inorganic paths to growth for our investors positioning NOG as a superior investment alternative for the long term. As we reinforce through our financial results and through our corporate actions, we are unrivaled in our niche and continue to press our advantage. We remain highly aligned with and motivated to continue to deliver for our investors in the future.”

SECOND QUARTER FINANCIAL RESULTS

Oil and natural gas sales for the second quarter were $561.0 million. Second quarter GAAP net income was $138.6 million or $1.36 per diluted share. Second quarter Adjusted Net Income was $147.8 million or $1.46 per adjusted diluted share. Adjusted EBITDA in the second quarter was $413.1 million, a 31% increase from the second quarter of 2023. See “Non-GAAP Financial Measures” below.

PRODUCTION

Second quarter production was 123,342 Boe per day, an increase of 3% from the first quarter of 2024 and an increase of 36% from the second quarter of 2023. Oil represented 57% of total production in the second quarter with 69,645 Bbls per day, a decrease of 1% from the first quarter of 2024 and an increase of 27% from the second quarter of 2023. NOG had 30.1 net wells turned in-line during the second quarter, compared to 25.3 net wells turned in-line in the first quarter of 2024. Production increased by 3% on a sequential quarter basis and represented record total quarterly volumes in the Permian and Appalachian Basins.

PRICING

During the second quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $80.66 per Bbl, and NYMEX natural gas at Henry Hub averaged $2.32 per Mcf. NOG’s unhedged net realized oil price in the second quarter was $77.11, representing a $3.55 differential to WTI prices. NOG’s unhedged net realized gas price in the second quarter was $2.47 per Mcf, representing 106% realization compared with Henry Hub pricing. Oil differentials were modestly improved versus the first quarter of 2024, with in-basin prices in the Permian and Williston Basins improving versus the prior quarter. Natural gas realizations were significantly better than forecast, despite weak Waha hub differentials in the Permian, driven by higher than expected NGL prices and higher absolute prices of natural gas during the period.

OPERATING COSTS

Lease operating costs were $100.9 million in the second quarter of 2024, or $8.99 per Boe, 7% lower on a per unit basis compared to the first quarter of 2024. LOE costs were aided by lower firm transport costs and the lack of weather-related shut-ins experienced in the prior period. Second quarter general and administrative (“G&A”) costs totaled $13.5 million or $1.21 per Boe. This includes $2.1 million of legal and transaction expenses in connection with bolt-on acquisitions and $3.0 million of non-cash stock-based compensation. NOG’s cash G&A costs excluding these amounts totaled $8.4 million or $0.75 per Boe in the second quarter, down $0.02 per Boe compared to the first quarter of 2024. Despite including costs associated with several unsuccessful transactions, this represented the low end of the previous per Boe guidance range.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital expenditures for the second quarter were $237.4 million (excluding non-budgeted acquisitions and other). This was comprised of $226.4 million of total drilling and completion (“D&C”) capital on organic and Ground Game assets, and $10.9 million of Ground Game activity. D&C spending did see further acceleration of development activity, with additional turn-in-lines in late June 2024, however the effect on the overall budgeted capital was relatively minimal. NOG’s weighted average gross authorization for expenditure (or AFE) elected to in the second quarter was $9.5 million, which was flat with the first quarter of 2024, which is in line with expectations.

NOG’s Permian Basin spending was 59% of the capital expenditures for the second quarter, the Williston was 37%, and the Appalachian was 4%. On the Ground Game acquisition front, NOG closed on 11 transactions through various structures during the second quarter totaling 6.1 net current and future development wells and 1,772 net acres.

LIQUIDITY AND CAPITAL RESOURCES

NOG had total liquidity in excess of $1.3 billion as of June 30, 2024, consisting of $1.3 billion of committed borrowing availability under the Revolving Credit Facility and $7.8 million of cash. Additionally, the Company had $25.5 million in the form of a restricted cash deposit for the pending XCL acquisition.

SHAREHOLDER RETURNS

In the second quarter of 2024, the Company repurchased 895,076 shares of common stock at an average price, inclusive of commissions, of $38.96 per share in the open market. Year-to-date, the Company has repurchased 1,444,432 shares at an average price, inclusive of commissions, of $37.99. In July 2024, the Company’s board of directors terminated the prior stock repurchase program, which was substantially depleted, and approved a new stock repurchase program to acquire up to $150.0 million of the Company’s outstanding common stock.

In May 2024, NOG’s Board of Directors declared a regular quarterly cash dividend for NOG’s common stock of $0.40 per share for stockholders of record as of June 27, 2024, to be paid on July 31, 2024.

On July 29, 2024, NOG’s Management announced that it intends to recommend that the Board of Directors approve a 5%, or $0.02 increase to the quarterly dividend to $0.42 per share, for the third quarter of 2024.

2024 ANNUAL GUIDANCE(1)(2)

NOG is providing preliminary updated annual guidance, as shown in the table below, with the assumption that the pending XCL and Point acquisitions close on October 1, 2024.

Overall, the impact of the acquisitions serves to increase annual production and to reduce per unit operating expenses, production tax rates and per unit cash G&A costs. Additionally, capital expenditures are being adjusted to account for additional capital expected to be incurred on the acquired properties post-closing of the transactions. Given stronger than anticipated gas realizations year-to-date, further adjusted for the pending acquisitions, the Company is increasing guidance for gas realizations. Due to higher transportation costs expected in the Uinta Basin, slightly offset by modest improvements experienced year-to-date, the Company is widening its oil differentials for 2024 modestly. Additionally, NOG is adjusting its per unit DD&A rate guidance for the estimated impact of the pending acquisitions.

	Original Guidance	Revised Guidance
Annual Production (Boe per day)	115,000 - 120,000	120,000 - 124,000
Annual Oil Production (Bbls per day)	70,000 - 73,000	73,000 - 76,000
Total Capital Expenditures ($ in millions)	$825 - $900	$890 - $970
Net Wells Turned-in-Line (“TIL”)	87.5 - 92.5	93.0 - 98.0
Net Wells Spud	67.5 - 72.5	73.0 - 78.0

Operating Expenses and Differentials:
Production Expenses (per Boe)	$9.25 - $9.90	$9.15 - $9.40
Production Taxes (as a percentage of Oil & Gas Sales)	9.0% - 10.0%	9.0% - 9.5%
Average Differential to NYMEX WTI (per Bbl)	($4.00) - ($4.40)	($4.00) - ($4.85)
Average Realization as a Percentage of NYMEX Henry Hub (per Mcf)	80% - 85%	87.5% - 92.5%
DD&A Rate (per Boe)	$15.50 - $17.50	$16.50 - $17.50

General and Administrative Expense (per Boe):
Non-Cash	$0.25 - $0.30	$0.25 - $0.27
Cash (excluding transaction costs on non-budgeted acquisitions)	$0.75 - $0.85	$0.74 - $0.80
________________
(1) All forecasts are provided on a 2-stream production basis.
(2) Updated guidance assumes an October 1, 2024 closing date for NOG’s pending XCL and Point acquisitions. Actual closing dates of these transactions may differ materially, which may impact NOG’s annual guidance and actual results. The closings of these transactions are subject to the satisfaction or waiver of closing conditions, many of which are out of the Company’s control. There can be no assurance that the transactions will close on the assumed timeline, or at all. See “Safe Harbor” below.

SECOND QUARTER 2024 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended June 30,
	2024	2023	% Change
Net Production:
Oil (Bbl)	6,337,728	4,981,162	27%
Natural Gas (Mcf)	29,318,623	19,732,243	49%
Total (Boe)	11,224,165	8,269,869	36%

Average Daily Production:
Oil (Bbl)	69,645	54,738	27%
Natural Gas (Mcf)	322,183	216,838	49%
Total (Boe)	123,342	90,878	36%

Average Sales Prices:
Oil (per Bbl)	$77.11	$71.03	9%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	(2.30)	1.31
Oil Net of Settled Oil Derivatives (per Bbl)	74.81	72.34	3%

Natural Gas and NGLs (per Mcf)	2.47	3.18	(22)%
Effect of Gain on Settled Natural Gas Derivatives on Average Price (per Mcf)	0.80	1.05	(24)%
Natural Gas and NGLs Net of Settled Natural Gas Derivatives (per Mcf)	3.27	4.23	(23)%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	49.98	50.36	(1)%
Effect of Gain on Settled Commodity Derivatives on Average Price (per Boe)	0.79	3.30	(76)%
Realized Price on a Boe Basis Including Settled Commodity Derivatives	50.77	53.66	(5)%

Costs and Expenses (per Boe):
Production Expenses	$8.99	$10.20	(12)%
Production Taxes	4.33	4.49	(4)%
General and Administrative Expenses	1.21	1.50	(19)%
Depletion, Depreciation, Amortization and Accretion	15.73	12.87	22%

Net Producing Wells at Period End	1,015.2	872.8	16%

HEDGING

NOG hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes NOG’s open crude oil commodity derivative swap contracts scheduled to settle after June 30, 2024.

	Crude Oil Commodity Derivative Swaps(1)		Crude Oil Commodity Derivative Collars
Contract Period	Volume (Bbls/Day)	Weighted Average Price ($/Bbl)	Collar Call Volume (Bbls)	Collar Put Volume (Bbls)	Weighted Average Ceiling Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)
2024:
Q3	31,621	$75.29	1,725,056	1,573,256	$80.90	$71.23
Q4	27,469	74.06	2,080,749	1,906,800	81.28	71.65
2025:
Q1	23,308	$75.10	1,943,286	1,619,849	$79.02	$70.34
Q2	21,089	74.37	1,683,671	1,382,233	78.33	70.32
Q3	12,504	72.73	1,476,994	1,173,970	78.43	70.10
Q4	12,091	72.28	1,450,511	1,147,487	78.64	70.12
2026:
Q1	3,930	$71.96	380,726	264,289	$75.28	$68.89
Q2	3,930	71.91	384,957	267,227	75.28	68.89
Q3	3,930	71.86	389,187	270,163	75.28	68.89
Q4	3,930	71.79	389,187	270,163	75.28	68.89
_____________
(1)Includes derivative contracts entered into as of July 29, 2024. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended June 30, 2024.

The following table summarizes NOG’s open natural gas commodity derivative swap contracts scheduled to settle after June 30, 2024.

	Natural Gas Commodity Derivative Swaps(1)		Natural Gas Commodity Derivative Collars
Contract Period	Volume (MMBTU/Day)	Weighted Average Price ($/MMBTU)	Collar Call Volume (MMBTU)	Collar Put Volume (MMBTU)	Weighted Average Ceiling Price ($/MMBTU)	Weighted Average Floor Price ($/MMBTU)
2024:
Q3	118,048	$3.49	7,360,000	7,360,000	$4.37	$3.05
Q4	83,890	3.49	9,096,586	9,096,586	4.63	3.07
2025:
Q1	16,500	$3.61	9,196,417	9,196,417	$5.10	$3.13
Q2	10,110	3.60	8,771,297	8,771,297	4.81	3.13
Q3	10,000	3.60	8,407,569	8,407,569	4.84	3.13
Q4	11,630	3.66	7,618,723	7,618,723	4.95	3.12
2026:
Q1	14,889	$3.74	5,828,249	5,828,249	$5.06	$3.09
Q2	15,165	3.74	6,024,706	6,024,706	5.06	3.09
Q3	15,000	3.74	6,024,706	6,024,706	5.06	3.09
Q4	11,576	3.66	4,304,642	4,304,642	4.97	3.09
2027:
Q1	1,722	$3.20	890,000	890,000	$3.83	$3.00
Q2	—	—	920,000	920,000	3.83	3.00
Q3	—	—	920,000	920,000	3.83	3.00
Q4	—	—	610,000	610,000	3.83	3.00
____________
(2)Includes derivative contracts entered into as of July 29, 2024. This table does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended June 30, 2024.

The following table presents NOG’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of NOG’s statement of operations:

	Three Months Ended June 30,
(In thousands)	2024	2023
Cash Received on Settled Derivatives	$8,896	$27,265
Non-Cash Mark-to-Market Gain (Loss) on Derivatives	(12,324)	30,503
Gain (Loss) on Commodity Derivatives, Net	$(3,428)	$57,769

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In millions, except for net well data)	Three Months Ended June 30, 2024
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$212.2
Ground Game Drilling and Development Capital Expenditures	$14.2
Ground Game Acquisition Capital Expenditures	$10.9
Other	$3.0
Non-Budgeted Acquisitions	$(3.7)

Net Wells Added to Production	30.1

Net Producing Wells (Period-End)	1,015.2

Net Wells in Process (Period-End)	41.0

Weighted Average Gross AFE for Wells Elected to	$9.5

SECOND QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

In conjunction with NOG’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Wednesday, July 31, 2024 at 8:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://events.q4inc.com/attendee/514541633
Dial-In Number: (888) 596-4144 (US/Canada) and (646) 968-2525 (International)
Conference ID: 4503139 - NOG Second Quarter 2024 Earnings Conference Call
Replay Dial-In Number: (800) 770-2030 (US/Canada) and (609) 800-9909 (International)
Replay Access Code: 4503139 - Replay will be available through August 14, 2024

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and NOG’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; cost inflation or supply chain disruptions; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets; risks associated with NOG’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transaction undertaken in tandem with the Convertible Notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2024	2023
Revenues
Oil and Gas Sales	$561,025	$416,491
Gain (Loss) on Commodity Derivatives, Net	(3,428)	57,769
Other Revenues	3,169	2,294
Total Revenues	560,766	476,554

Operating Expenses
Production Expenses	100,859	84,350
Production Taxes	48,589	37,138
General and Administrative Expenses	13,538	12,402
Depletion, Depreciation, Amortization and Accretion	176,612	106,427
Other Expenses	2,232	1,446
Total Operating Expenses	341,830	241,763

Income From Operations	218,936	234,791

Other Income (Expense)
Interest Expense, Net of Capitalization	(37,696)	(31,968)
Contingent Consideration Gain	—	3,931
Other Income (Expense)	63	72
Total Other Income (Expense)	(37,633)	(27,965)

Income Before Income Taxes	181,303	206,826

Income Tax Expense	42,746	39,012

Net Income	$138,556	$167,815

Net Income Per Common Share – Basic	$1.38	$1.89
Net Income Per Common Share – Diluted	$1.36	$1.88
Weighted Average Common Shares Outstanding – Basic	100,266,462	88,800,994
Weighted Average Common Shares Outstanding – Diluted	101,985,074	89,108,519

CONDENSED BALANCE SHEETS

(In thousands, except par value and share data)	June 30, 2024	December 31, 2023
Assets	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$7,778	$8,195
Accounts Receivable, Net	359,649	370,531
Advances to Operators	21,685	49,210
Prepaid Expenses and Other	2,651	2,489
Derivative Instruments	19,569	75,733
Income Tax Receivable	2,335	3,249
Total Current Assets	413,667	509,407

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	9,111,493	8,428,518
Unproved	37,654	36,785
Other Property and Equipment	8,146	8,069
Total Property and Equipment	9,157,293	8,473,372
Less – Accumulated Depreciation, Depletion and Impairment	(4,891,014)	(4,541,808)
Total Property and Equipment, Net	4,266,279	3,931,563

Derivative Instruments	4,107	10,725
Acquisition Deposit	25,500	17,094
Other Noncurrent Assets, Net	15,111	15,466

Total Assets	$4,724,664	$4,484,255

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$150,145	$192,672
Accrued Liabilities	215,833	147,943
Accrued Interest	26,804	26,219
Derivative Instruments	70,726	16,797
Other Current Liabilities	2,061	2,130
Total Current Liabilities	465,569	385,761

Long-term Debt, Net	1,874,909	1,835,554
Deferred Tax Liability	112,870	68,488
Derivative Instruments	159,091	105,831
Asset Retirement Obligations	41,409	38,203
Other Noncurrent Liabilities	2,509	2,741

Total Liabilities	$2,656,357	$2,436,578

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $.001; 270,000,000 Shares Authorized; 100,172,478 Shares Outstanding at 6/30/2024 100,761,148 Shares Outstanding at 12/31/2023	502	503
Additional Paid-In Capital	1,995,432	2,124,963

Retained Earnings (Deficit)	72,373	(77,790)
Total Stockholders’ Equity	2,068,307	2,047,676
Total Liabilities and Stockholders’ Equity	$4,724,664	$4,484,255

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. NOG defines Adjusted Net Income (Loss) as income (loss) before income taxes, excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) (gain) loss on extinguishment of debt, net of tax, (iii) contingent consideration (gain) loss, net of tax, (iv) acquisition transaction costs, net of tax, and (v) (gain) loss on unsettled interest rate derivatives, net of tax. NOG defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) (gain) loss on extinguishment of debt, (vi) contingent consideration (gain) loss (vii) acquisition transaction costs, (viii) (gain) loss on unsettled interest rate derivatives, and (ix) (gain) loss on unsettled commodity derivatives. NOG defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and changes in accrued capital expenditures and other items. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of NOG’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring NOG’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended June 30,
(In thousands, except share and per share data)	2024	2023
Income Before Income Taxes	$181,303	$206,826
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	12,324	(30,503)
Contingent Consideration Gain	—	(3,931)
Acquisition Transaction Costs	2,112	3,612
Adjusted Income Before Adjusted Income Tax Expense	195,738	176,004

Adjusted Income Tax Expense (1)	(47,956)	(43,121)

Adjusted Net Income (non-GAAP)	$147,782	$132,883

Weighted Average Shares Outstanding – Basic	100,266,462	88,800,994
Weighted Average Shares Outstanding – Diluted	101,985,074	89,108,519
Less:
Dilutive Effect of Convertible Notes (2)	738,227	—
Weighted Average Shares Outstanding – Adjusted Diluted	101,246,847	89,108,519

Income Before Income Taxes Per Common Share – Basic	$1.81	$2.33
Add:
Impact of Selected Items	0.14	(0.35)
Impact of Income Tax	(0.48)	(0.48)
Adjusted Net Income Per Common Share – Basic	$1.47	$1.50

Income Before Income Taxes Per Common Share – Adjusted Diluted	$1.79	$2.32
Add:
Impact of Selected Items	0.14	(0.35)
Impact of Income Tax	(0.47)	(0.48)
Adjusted Net Income Per Common Share – Adjusted Diluted	$1.46	$1.49
______________
(1)For the three months ended June 30, 2024 and June 30, 2023, this represents a tax impact using an estimated tax rate of 24.5%.
(2)Weighted average shares outstanding - diluted, on a GAAP basis, includes diluted shares attributable to the Company’s Convertible Notes due 2029. However, the offsetting impact of the capped call transactions that the Company entered into in connection therewith is not recognized on a GAAP basis. As a result, for purposes of this calculation, the Company excludes the dilutive shares to the extent they would be offset by the capped calls.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,
(In thousands)	2024	2023
Net Income	$138,556	$167,815
Add:
Interest Expense	37,696	31,968
Income Tax Expense	42,746	39,012
Depreciation, Depletion, Amortization and Accretion	176,612	106,427
Non-Cash Stock-Based Compensation	3,026	1,151
Contingent Consideration Gain	—	(3,931)
Acquisition Transaction Costs	2,112	3,612
(Gain) Loss on Unsettled Commodity Derivatives	12,324	(30,503)
Adjusted EBITDA	$413,073	$315,549

Reconciliation of Free Cash Flow

Three Months Ended June 30,
(In thousands)	2024
Net Cash Provided by Operating Activities	$340,477
Exclude: Changes in Working Capital and Other Items	33,675
Less: Capital Expenditures (1)	(240,405)
Free Cash Flow	$133,748
_______________
(1) Capital expenditures are calculated as follows:

Three Months Ended June 30,
(In thousands)	2024
Cash Paid for Capital Expenditures	$223,173
Less: Non-Budgeted Acquisitions	(21,770)
Plus: Change in Accrued Capital Expenditures and Other	39,002
Capital Expenditures	$240,405